EXHIBIT 23 (D)(X)(B)

                              AMENDED AND RESTATED
                                   SCHEDULE A
                                       TO
                             SUB-ADVISORY AGREEMENT
                             DATED NOVEMBER 1, 2005
                                      AMONG

                                 WT MUTUAL FUND,

                      RODNEY SQUARE MANAGEMENT CORPORATION

                                       AND

                   WILMINGTON TRUST INVESTMENT MANAGEMENT LLC



                                      FUNDS

                        Wilmington Broad Market Bond Fund
                   Wilmington Multi-Manager International Fund
                        Wilmington Large-Cap Growth Fund
                     Wilmington Multi-Manager Large-Cap Fund
                         Wilmington Large-Cap Value Fund
                         Wilmington Municipal Bond Fund
                       Wilmington Prime Money Market Fund
                    Wilmington Multi-Manager Real Asset Fund
                  Wilmington Short/ Intermediate-Term Bond Fund
                         Wilmington Small-Cap Core Fund
                     Wilmington Multi-Manager Small-Cap Fund
                     Wilmington Tax-Exempt Money Market Fund
                  Wilmington U.S. Government Money Market Fund
                   Wilmington Aggressive Asset Allocation Fund
                    Wilmington Moderate Asset Allocation Fund
                  Wilmington Conservative Asset Allocation Fund
                         Wilmington ETF Allocation Fund


Dated:  October 20, 2008